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                                                                    Exhibit 23.4

The Board of Directors
Technocom Limited:

We consent to incorporation by reference in the registration statement (no. 333-35139) on Form S-8, in the Post-Effective Amendment No. 1 to Form S-4 Registration Statement on Form S-8 (no. 333-18713), in the registration statement (no. 333-5396) on Form S-3, in the registration statement (no. 333-5400) on Form S-3, and in the registration statement (no. 333-5398) on Form S-4 of PLD Telekom Inc. of our report dated April 2, 1998, relating to the consolidated balance sheets of Technocom Limited and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three year period ended December 31, 1997, which report appears in the Annual Report on Form 10-K/A (Amendment No. 2) for the year ended December 31, 1997 of PLD Telekom Inc.



                                              KPMG
                                              Chartered Accountants

Dublin, Ireland
July 22, 1998